Exhibit 10.1

Execution Version

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of October 21, 2018, is made and entered into by and among GIP III Stetson I, L.P., a Delaware limited partnership (“GIP”), EnLink Midstream, LLC, a Delaware limited liability company (“Parent”), Acacia Natural Gas Corp I, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Acacia”), EnLink Midstream, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“EMI” and, together with GIP, Acacia, and EMI, the “Unitholders”), and EnLink Midstream Partners, LP, a Delaware limited partnership (the “Partnership”).  GIP, Parent, Acacia, EMI, and the Partnership are referred to herein individually as a “Party” and collectively as the “Parties.”

R E C I T A L S

WHEREAS, concurrently with the execution of this Agreement, Parent, EnLink Midstream Manager, LLC, a Delaware limited liability company and the managing member of Parent (the “Parent Managing Member”), NOLA Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Parent (“Merger Sub”), the Partnership, and EnLink Midstream GP, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Partnership, with the Partnership as the sole surviving entity (the “Merger”);

WHEREAS, as of the date hereof, the Unitholders are the owners of record of the number of common units representing limited partner interests in the Partnership (“Common Units”), as set forth next to such Unitholder’s name on Exhibit A attached hereto (the “Existing Units”); and

WHEREAS, as an inducement to the willingness of the parties to the Merger Agreement to enter into the Merger Agreement and to proceed with the transactions contemplated by the Merger Agreement, including the Merger (the “Transactions”), the Parties are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants, and agreements contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

ARTICLE I
 DEFINITIONS

1.1                               Definitions.  For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)                                 “Acquisition Proposal” shall have the meaning given to such term in the Merger Agreement.

(b)                                 “Business Day” means any day on which commercial banks are generally open for business in Dallas, Texas or New York, New York, other than a Saturday, a Sunday or a day observed as a holiday in Dallas, Texas or New York, New York under the Laws of the State of Texas, the Laws of the State of New York, or the federal Laws of the United States of America, as applicable.

(c)                                  “Covered Units” means, with respect to each Unitholder at any time: (i) the Existing Units of such Unitholder and (ii) all additional Common Units of which such Unitholder acquires sole or shared voting power during the period from the date hereof through the Expiration Time.

(d)                                 “Expiration Time” means the earliest to occur of: (i) such date and time as the Merger Agreement shall have been terminated for any reason in accordance with its terms; (ii) the Merger Effective Time; and (iii) the mutual written agreement of the Parties to terminate this Agreement; provided that, in the case of the Partnership, such written agreement is approved by the Partnership Conflicts Committee.

(e)                                  “Governmental Authority” means any federal, state, tribal, provincial, municipal, foreign, or other government, governmental court, department, commission, board, bureau, regulatory, or administrative agency or instrumentality.

(f)                                   “Laws” means all statutes, regulations, codes, tariffs, ordinances, decisions, administrative interpretations, writs, injunctions, stipulations, statutory rules, orders, judgments, decrees, and terms and conditions of any grant of approval, permission, authority, permit, or license of any court, Governmental Authority, statutory body, or self-regulatory authority (including the New York Stock Exchange).

(g)                                  “Merger Effective Time” means the effective time of the consummation of the Merger under the Delaware Limited Liability Company Act, as amended, and the Delaware Revised Uniform Limited Partnership Act, as amended.

(h)                                 “Partnership Conflicts Committee” means the Conflicts Committee of the Board of Directors of the General Partner.

(i)                                     “Partnership Unitholder Meeting” means the meeting of the holders of Partnership Voting Units to consider and vote upon the approval of the Merger Agreement (including any adjournment or postponement thereof).

(j)                                    “Partnership Voting Units” means, collectively, the Common Units and the Series B Cumulative Convertible Preferred Units of the Partnership.

(k)                                 “Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization, or other entity or Governmental Authority.

(l)                                     “Proceeding” means any claim, action, suit, proceeding, arbitration, mediation, investigation, or inquiry by or before any Governmental Authority or otherwise.

(m)                             “Proxy Designee” means a Person designated by the Partnership Conflicts Committee by written notice to each of the Parties hereto, which notice may simultaneously revoke the designation of any Person as a Proxy Designee.

(n)                                 “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, counsel, accountants, investment bankers, financial advisors, and other representatives.

(o)                                 “Superior Proposal” shall have the meaning given to such term in the Merger Agreement.

(p)                                 “Transfer” means, with respect to any Unitholder, directly or indirectly: (i) to sell (including short sales), pledge, encumber, assign, grant an option with respect to, transfer, or dispose of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise or to undertake any other action that results in (or could result in) a Person other than such Unitholder owning any of the Covered Units, either voluntarily or involuntarily; (ii) to grant any proxy or power of attorney with respect to Covered Units other than pursuant to this Agreement; or (iii) to enter into an agreement or commitment, whether or not in writing, providing for the sale of, pledge of, encumbrance of, assignment of, grant of an option with respect to, transfer of, or disposition of Covered Units or any interest in Covered Units by any means, including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by testamentary disposition, by operation of law, or otherwise.  For the avoidance of doubt, the term “Transfer” shall not include any existing pledges or security interests issued by such Unitholder in connection with a bona fide loan, indenture, or other contract for indebtedness.

1.2                               Other Definitional and Interpretative Provisions.

(a)                                 The division of this Agreement into articles, sections, and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein,” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section, or other portion hereof.  Unless otherwise specifically indicated or the context otherwise requires, (i) all references to “dollars” or “$” mean United States dollars, (ii) words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders, and (iii) “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation.”

(b)                                 In the event that any date on which any action is required to be taken hereunder by any of the Parties that can only be taken on a Business Day, but such date does not fall on a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any Party is also a reference to such Party’s permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an “Exhibit”

followed by a number or a letter refer to the specified Exhibit to this Agreement. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the Parties that this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement. In this Agreement, specific provisions shall prevail over general provisions.  Further, prior drafts of this Agreement, or the fact that any clauses have been added, deleted, or otherwise modified from any prior drafts of this Agreement, shall not be used as an aid of construction or otherwise constitute evidence of the intent of the parties; and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of such prior drafts.

ARTICLE II
SUPPORT AGREEMENT

2.1                               Agreement to Vote Covered Units.

(a)                                 Prior to the Expiration Time, at the Partnership Unitholder Meeting and every other meeting of the unitholders of the Partnership that is called and at which action is to be taken with respect to approval of the Merger Agreement, and at every adjournment or postponement thereof, and on every action or approval by written consent of unitholders of the Partnership with respect to approval of the Merger Agreement, each Unitholder (solely in each Unitholder’s capacity as such, and not in any other capacity such as an officer or director) shall, or shall cause the holder of record of the applicable Covered Units on any applicable record date to, (i) appear at each such meeting and cause such Unitholder’s Covered Units to be counted as present thereat for purposes of calculating a quorum; and (ii) (A) in the case of a meeting, vote (or cause to be voted), in person or by proxy, all of such Unitholder’s Covered Units, or (B) in the case of a proposed action by consent in lieu of a meeting, duly deliver (or cause to be duly delivered) promptly (and in any event within 48 hours after the receipt of the proposed action by consent) a consent in respect of all of such Unitholder’s Covered Units, in each case, in favor of (x) the adoption of the Merger Agreement and (y) any related matter that must be approved by unitholders of the Partnership in order for the Transactions to be consummated in accordance with the terms of the Merger Agreement.

(b)                                 From and after the date hereof until the Expiration Time, each Unitholder agrees not to vote any Covered Units in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, Superior Proposal, or any transaction in respect thereof, or (ii) any other action, agreement, transaction, or proposal that is intended, would reasonably be expected, or the result of which would reasonably be expected, to impede, interfere with, delay, postpone, discourage, frustrate the purposes of, or adversely affect any of the Transactions;

2.2                               Voting Rights.  From and after the date hereof until the Expiration Time, except with respect to Transfers permitted by Section 4.1, each Unitholder will continue to hold, and shall have the right to exercise, all voting rights related to the Covered Units.

2.3                               Grant of Irrevocable Proxy.  FROM AND AFTER THE DATE HEREOF UNTIL THE EXPIRATION TIME, EACH UNITHOLDER IRREVOCABLY AND UNCONDITIONALLY APPOINTS MICHAEL J. GARBERDING AND ANY OTHER PROXY DESIGNEE (AS DEFINED ABOVE), EACH OF THEM INDIVIDUALLY, AS SUCH UNITHOLDER’S PROXY AND ATTORNEY-IN-FACT, WITH FULL POWER OF SUBSTITUTION AND RESUBSTITUTION, TO VOTE AT ANY MEETING OF THE UNITHOLDERS OF THE PARTNERSHIP AT WHICH ANY OF THE MATTERS DESCRIBED IN SECTION 2.1 ARE TO BE CONSIDERED OR EXECUTE WRITTEN CONSENTS WITH RESPECT TO ANY SUCH MATTERS, WITH RESPECT TO SUCH UNITHOLDER’S COVERED UNITS AS OF THE APPLICABLE RECORD DATE, IN EACH CASE SOLELY TO THE EXTENT AND IN THE MANNER SPECIFIED IN SECTION 2.1.  THIS PROXY IS IRREVOCABLE (UNTIL THE EXPIRATION TIME AND EXCEPT AS TO ANY PROXY DESIGNEE WHOSE DESIGNATION AS A PROXY DESIGNEE IS REVOKED BY THE PARTNERSHIP CONFLICTS COMMITTEE) AND COUPLED WITH AN INTEREST, AND EACH UNITHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH FURTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY OTHER PROXY PREVIOUSLY GRANTED BY SUCH UNITHOLDER WITH RESPECT TO ITS COVERED UNITS (AND EACH UNITHOLDER HEREBY REPRESENTS TO THE PARTNERSHIP THAT ANY SUCH OTHER PROXY IS REVOCABLE).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE UNITHOLDERS

Each Unitholder represents and warrants to the Partnership, severally and not jointly, that:

3.1                               Organization.  Such Unitholder is an entity duly organized, validly existing, and in good standing under the applicable Laws of the State of Delaware.

3.2                               Authorization.  Such Unitholder has all requisite power and authority to execute and deliver this Agreement, to perform such Unitholder’s obligations hereunder, and to consummate the transactions contemplated hereby.

3.3                               Due Execution and Delivery.  This Agreement has been duly and validly executed and delivered by such Unitholder and, assuming due authorization, execution, and delivery hereof by the other Parties hereto, constitutes a legal, valid, and binding agreement of such Unitholder, enforceable against such Unitholder in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a Proceeding at law or in equity).

3.4                               No Conflict or Default.  No notice to or consent, approval, license, permit, order, or authorization of any Governmental Authority or other Person is required to be obtained or made by such Unitholder in connection with the execution, delivery, and performance of this Agreement.  None of the execution, delivery, or performance of this Agreement by such Unitholder, the consummation by such Unitholder of the transactions contemplated hereby or compliance by such Unitholder with any of the provisions hereof will (with or without notice or lapse of time or both) (a) result in a violation or breach of, or constitute a default (or give rise to any third party right of termination, cancellation, modification, acceleration, or entitlement) under, any of the terms, conditions, or provisions of any contract, including any voting agreement, proxy arrangement, pledge agreement, unitholders agreement, or voting trust, to which such Unitholder is a party or by which such Unitholder or any of such Unitholder’s properties or assets (including the Covered Units) may be bound; (b) result in the creation of a Lien on such Unitholder’s assets or property (including the Covered Units), except as created pursuant to this Agreement; or (c) constitute a violation by such Unitholder of any applicable Law, in each case, except for such violations, breaches, or defaults that would not, individually or in the aggregate, reasonably be expected to prevent or delay (i) the consummation of the Merger, the other Transactions, and the transactions contemplated by this Agreement and (ii) such Unitholder from performing its obligations under this Agreement.

3.5                               Ownership of Existing Units.  Except with respect to Transfers permitted by Section 4.1, such Unitholder is the owner of the Existing Units as provided with respect to such Unitholder on Exhibit A attached hereto.  None of the Existing Units of such Unitholder are subject to any voting trust or other agreement or arrangement with respect to the voting of such Existing Units, other than pursuant to this Agreement.

3.6                               No Litigation.  There is no Proceeding pending or, to the knowledge of such Unitholder, threatened against or affecting such Unitholder, or such Unitholder’s assets or property, at law or in equity before or by any Governmental Authority or any other Person that would reasonably be expected to impair the ability of such Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby. Such Unitholder is not subject to any outstanding order, writ, injunction, judgment, decree, or arbitration ruling, settlement, award, or other finding that would reasonably be expected to impair the ability of such Unitholder to perform its obligations hereunder or consummate the transactions contemplated hereby.

ARTICLE IV
COVENANTS

4.1                               Transfer Restrictions and Certain Other Actions.  Each Unitholder agrees not to, from and after the date hereof until the Expiration Time, cause or permit any Transfer of any Covered Units; provided, however, that each of Acacia and EMI shall be permitted to merge with and into Parent upon which merger Parent shall, by operation of law, be deemed a Unitholder, as the successor in interest to all rights and obligations of Acacia and EMI, as applicable, hereunder (each, a “Parent Affiliate Merger”).  Each Unitholder agrees not to deposit (or permit the deposit of) any Covered Units in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of such Unitholder under this Agreement with respect to any Covered Units.  This Section 4.1 shall not prohibit a Transfer of the Covered

Units by any Unitholder to an Affiliate of such Unitholder; provided, however, that, except for a Parent Affiliate Merger, such Transfer shall be permitted only if, as a precondition to such Transfer, the Person becoming the owner the Covered Units in any such Transfer agrees in a writing, reasonably satisfactory in form and substance to the Partnership, to be bound by all of the terms of this Agreement.

4.2                               Further Assurances.  The Partnership and each Unitholder will each execute and deliver, or cause to be executed and delivered, all further documents and instruments and use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Law, to consummate and make effective the transactions contemplated by this Agreement.

4.3                               No Inconsistent Agreements.   Except as contemplated by this Agreement, no Unitholder shall (i) enter into at any time prior to the Expiration Time, any voting agreement or voting trust with respect to any Covered Units or (ii) grant at any time prior to the Expiration Time, a proxy or power of attorney with respect to any Covered Units, in either case, which is inconsistent with such Unitholder’s obligations pursuant to this Agreement.

4.4                               Capacity.  Each of Acacia and EMI has entered into this Agreement solely in its capacity as a record or beneficial owner of Covered Units.  None of the provisions of this Agreement shall be construed to prohibit, limit, or restrict any Representative of Acacia or EMI who is an officer or director of the Parent Managing Member or the General Partner from exercising his or her duties to Parent or the General Partner by taking any action whatsoever in his or her capacity as an officer or director, including with respect to the Merger Agreement and the Transactions.

ARTICLE V
MISCELLANEOUS

5.1                               No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Partnership any direct or indirect ownership or incidence of ownership of or with respect to the Covered Units owned by any Unitholder.  All rights, ownership, and economic benefits of and relating to the Covered Units shall remain vested in, and belong to, each Unitholder, and the Partnership shall have no authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of any Unitholder or exercise any power or authority to direct any Unitholder in the voting of any of the Covered Units owned by such Unitholder, except as otherwise provided herein.

5.2                               Publicity.  Each Unitholder consents to and authorizes Parent and the Partnership to include and disclose in any registration statement, proxy statement, or information statement that is filed with the Securities and Exchange Commission (the “SEC”) in connection with the Merger, and in such other schedules, certificates, applications, agreements, or documents, to be filed with the SEC or otherwise publicly disclosed, as Parent and the Partnership reasonably determine to be necessary or appropriate in connection with the consummation of the Transactions, this Agreement, each Unitholder’s identity, the ownership of the Covered Units, and the nature of such Unitholder’s commitments, arrangements, and understandings pursuant to this Agreement.

5.3                               Notices.  Any notice, request, instruction, correspondence, or other document to be given hereunder by any Party to another Party shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by facsimile, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to GIP, addressed to:

GIP III Stetson I, L.P.

c/o Global Infrastructure Management, LLC

1345 Avenue of the Americas

New York, New York 10105

Attention: Associate General Counsel

Telephone: (212) 315-8159

Fax: (877) 601-6879

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77019

Attention: William N. Finnegan IV

Debbie P. Yee

Telephone: (713) 546-5400

Fax: (713) 546-5401

If to Parent, Acacia or EMI, addressed to such Party:

c/o EnLink Midstream Manager, LLC

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Tel: (214) 953-9500

Fax: (214) 721-9299

with copies (which shall not constitute notice) to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 900
Dallas, Texas 75201
Attention: Preston Bernhisel

Joshua Davidson

Tel: (214) 953-6783
Fax: (214) 661-4783

If to the Partnership, addressed to:

c/o EnLink Midstream GP, LLC

EnLink Midstream Partners, LP

1722 Routh Street, Suite 1300

Dallas, Texas 75201

Attention: General Counsel

Tel: (214) 953-9500
Fax: (214) 721-9299

with copies (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
2100 McKinney Avenue, Suite 1100
Dallas, Texas 75201
Attention:  Doug Rayburn
Tel: (214) 698-3342
Fax: (214) 571-2948

Potter Anderson & Corroon LLP

1313 North Market Street, 6th Floor

Wilmington, Delaware 19801
Attention: Thomas A. Mullen
Tel: (302) 984-6204
Fax: (302) 658-1192

Notice given by personal delivery, courier service, or mail shall be effective upon actual receipt.  Notice given by facsimile shall be effective upon written confirmation of receipt by facsimile, e-mail or otherwise.  Any Party may change any address to which Notice is to be given to it by giving notice as provided above of such change of address.

5.4                               Amendments.  This Agreement may be amended, modified, or supplemented only by a written instrument executed and delivered by all Parties.  The consent or approval of the Partnership for any purpose under this Agreement shall require the prior approval or consent of the Partnership Conflicts Committee.

5.5                               Waiver.  No failure or delay any Party in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.  No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party, provided that, in the case of the Partnership, such extension or waiver is approved by the Partnership Conflicts Committee.

5.6                               Termination.  This Agreement shall terminate and shall have no further force or effect as of the Expiration Time.

5.7                               Expenses.  Each Party shall be solely responsible for all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, and no Party shall be entitled to any reimbursement for such expenses from any other Party.

5.8                               Entire Agreement.  This Agreement and the Exhibits hereto constitute the entire agreement of the Parties and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

5.9                               Assignment.  Except for a Transfer permitted under Section 4.1, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by the Parties, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of the other Parties, and any attempted or purported assignment without such consent shall be null and void.  Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and assigns.

5.10                        Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each Party and its permitted successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

5.11                        Governing Law and Venue; Consent to Jurisdiction.

(a)                                 This Agreement, and Proceedings of any kind (whether at law, in equity, in contract, in tort, or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, including Laws of the State of Delaware relating to applicable statutes of limitation, burdens of proof, and available remedies.

(b)                                 Each of the Parties irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or in the event, but only in the event, that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the United States District Court for the District of Delaware (or, in the event that such court does not have jurisdiction over such Proceeding, to the exclusive jurisdiction of the Superior Court of the State of Delaware) (collectively, the “Courts”), for the purposes of any Proceeding arising out of or relating to this Agreement or the Transactions (and agrees not to commence any Proceeding relating hereto except in such Courts as provided herein). Each of the Parties further agrees that service of any process, summons, notice, or document hand delivered or sent in accordance with Section 5.3 to such Party’s address set forth in Section 5.3 will be effective service of process for any Proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding brought in any such court has been brought in an inconvenient forum. Anything to the contrary in this Section 5.10(b) notwithstanding, each Party agrees that a final judgment in any Proceeding properly brought in accordance with the terms of this Agreement shall be conclusive and may be enforced by suit on the judgment in any jurisdiction or in any other manner provided at law or in equity.

(c)                                  Each Party agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708.

(d)                                 WITH RESPECT TO ANY PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT, OR THE COURSE OF DEALING OR RELATIONSHIP AMONG THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT, NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A PROCEEDING, (II) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

5.12                        Facsimiles; Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

5.13                        Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Laws, but if any provision or portion of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable Laws in any jurisdiction by any applicable Governmental Authority, (a) such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction, (b) such provision shall be invalid, illegal, or unenforceable only to the extent strictly required by such Governmental Authority, (c) to the extent any such provision is deemed to be invalid, illegal, or unenforceable, each Party agrees that it shall use its commercially reasonable efforts to cause such Governmental Authority to modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible, and (d) to the extent that the Governmental Authority does not modify such provision, each of the Parties agree that they shall endeavor in good faith to exercise or modify such provision so that such provision shall be valid, legal, and enforceable as originally intended to the greatest extent possible.

5.14                        Specific Performance.  The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and it is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, in accordance with Section 5.10, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance, and other equitable relief as provided herein on the basis that (i) either Party has an adequate remedy at law or (ii) an award of specific performance is not an appropriate remedy for any reason at law or equity (it being understood that nothing in this sentence shall prohibit the Parties from raising other defenses to a claim for specific performance or other equitable relief under this Agreement). Each Party further agrees that no Party shall be required to obtain, furnish, or post any bond or similar instrument in connection with, or as a condition to, obtaining any remedy referred to in this Section 5.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

5.15                        Damages.  Anything to the contrary in this Agreement notwithstanding, in no event shall a Party be liable hereunder for (a) any remote, exemplary, or punitive damages or (b) any special, consequential, incidental, or indirect damages or lost profits, except in the case of clause (b), to the extent any such damages or lost profits would otherwise be recoverable under applicable Law in an action for breach of contract.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC,
its General Partner

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	President and Chief Executive Officer

ENLINK MIDSTREAM, LLC

By:	EnLink Midstream Manager, LLC,
its Managing Member

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

ACACIA NATURAL GAS CORP I, INC.

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	President and Chief Executive Officer

ENLINK MIDSTREAM, INC.

By:	/s/ Michael J. Garberding
Name:	Michael J. Garberding
Title:	President and Chief Executive Officer

[Signature Page to Support Agreement]

GIP III STETSON I, L.P.

By:	GIP III Stetson GP, LLC
its general partner

By:	/s/ William Brilliant
Name:	William Brilliant
Title:	Manager

[Signature Page to Support Agreement]

Exhibit A

Common Units Held by the Unitholders

GIP III Stetson I, L.P.:  94,660,600 Common Units

Acacia Natural Gas Corp I, Inc.:  68,248,199 Common Units

EnLink Midstream, Inc.:  20,280,252 Common Units